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                                                                   EXHIBIT 10.34


                                    AGREEMENT


         This Agreement is made and entered into as of the 30th day of June, 1998, between Vivus, Inc., a Delaware corporation ("Vivus") and ALZA Corporation, a Delaware corporation ("ALZA").
Vivus and ALZA hereby agree as follows:

         ALZA is entering into a Sales Force Services Agreement with Innovex Inc. on or about the date of this Agreement (the "Innovex Agreement"). Vivus shall pay ALZA [ * ] of the amounts payable to Innovex Inc. for (i) the Daily Fees (as defined in the Innovex Agreement) of up to [*] Territory Representatives (as defined in the Innovex Agreement) and up to[*] Field Coordinators (as defined in the Innovex Agreement) and (ii) related expenses for such personnel (excluding initial training costs and travel expenses associated with initial training) under the Innovex Agreement; during the period of July 1, 1998 to September 30, 1998, but in no event shall the Daily Fees for Territory Representatives and Field Coordinators exceed an amount per day of [ * ], respectively. In addition, in no event shall total amounts paid pursuant to this Agreement exceed [ * ]. Vivus shall make payments under this Agreement within thirty (30) days of receiving a copy of the invoices delivered to ALZA from Innovex Inc. Vivus shall indemnify and hold harmless ALZA and its affiliates, employees, officers, directors, successors and assignees from and against any and all liabilities that such person may incur, suffer or be required to pay in connection with or arising out of Vivus' execution, performance or obligations under the Sales Force Services Agreement between Vivus and Innovex Inc. dated February 1, 1998. Subject to the reimbursement provisions hereof, ALZA shall indemnify and hold harmless Vivus and its affiliates, employees, officers, directors, successors and assignees from and against any and all liability that such person may incur, suffer or be required to pay in connection with or arising out of ALZA's execution, performance or obligations under the Innovex Agreement.

         ALZA shall use reasonable efforts to minimize the amounts payable by Vivus under this Agreement. It is anticipated that at least [*] former District Managers (as defined in the Sales Forces Services Agreement by Vivus and Innovex Inc., dated February 1, 1998) shall become Innovex Personnel (as defined in the Innovex Agreement).

         Vivus shall permit Innovex Personnel to continue promotion of the MUSE product for an interim period, not to extend beyond July 9, 1998. The parties shall draft mutually agreeable press releases regarding the subject matter of this Agreement, which releases shall be made at a time to be agreed upon by the parties, not to be later than July 9, 1998. Except for such press releases or to the extent otherwise required by law, neither party shall make any disclosure or public statement concerning this Agreement without the prior written consent of the other.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.





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         Except as expressly set forth in the indemnification provisions above, there are no third party beneficiaries to this Agreement. This Agreement may not be amended except by an instrument in writing signed by both parties that specifically refers to this Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings, whether oral or written, relating to the subject matter of this Agreement.

         This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. ALZA and Vivus have executed this Agreement, effective as of the date first above written.

ALZA CORPORATION                           VIVUS, INC.


By: /s/ Peter D. Staple                    By: /s/ David C. Yntema
    ----------------------------               ----------------------------
    Name: Peter D. Staple                      David Yntema
    Title: Senior Vice President               Chief Financial Officer